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                                  EXHIBIT 99.1


  [LINDSAY LOGO]
  2707 NO. 108TH ST. OMAHA, NE 68164 TEL: 402-829-6800 FAX: 402-829-6835
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FOR FURTHER INFORMATION, CONTACT:

LINDSAY MANUFACTURING:                         HALLIBURTON INVESTOR RELATIONS:
David Downing                                  Jeff Elliott or Geralyn DeBusk
VP and CFO                                     972-458-8000
402-827-6235


EXECUTIVE VICE PRESIDENT AND TREASURER OF LINDSAY MANUFACTURING CO., TO RETIRE

OMAHA, NEB., AUGUST 18, 2005--Bruce Karsk, Executive Vice President and Treasurer of Lindsay Manufacturing Co. (NYSE: LNN) will be retiring from the Company effective August 31, 2005. Mr. Karsk served Lindsay in various financial roles since joining the Company in 1979.

Rick Parod, President and CEO commented, "I wish to thank Bruce for his contributions to Lindsay Manufacturing Co.'s success over the past 25 years. We all wish him the best in his future endeavors."

Mr. Karsk's announced retirement is not the result of any disagreement with the Company's financial reporting, policies or related practices.

ABOUT THE COMPANY
Lindsay manufactures and markets Zimmatic, Greenfield, Stettyn and Perrot center pivot, lateral move and hose reel irrigation systems and GrowSmart controls, all of which are used by farmers to increase or stabilize crop production while conserving water, energy, and labor. The company also produces large diameter steel tubing and provides outsourced manufacturing and production services for other companies. Additional information about the company can be found on the Internet at www.zimmatic.com.

CONCERNING FORWARD-LOOKING STATEMENTS
This release contains forward-looking statements that are subject to risks and uncertainties and which reflect management's current beliefs and estimates of future economic circumstances, industry conditions, Company performance and financial results. Forward-looking statements include the information concerning possible or assumed future results of operations of the Company and those statements preceded by, followed by or including the words "expectation," "outlook," "could," "may," "should," or similar expressions. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.